UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 22, 2024

Commission File Number: 0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware                    61-1203323
(State or other jurisdiction of        (I.R.S. Employer Identification
incorporation or organization)        Number)

2002 Papa Johns Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2024, Shaquille R. O’Neal informed the Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company”) of his decision not to stand for re-election as a director at the Company’s 2024 annual meeting of stockholders. His current term expires at the annual meeting.

Mr. O’Neal will continue to serve as a brand ambassador pursuant to the terms of the Endorsement Agreement among the Company, Papa John’s Marketing Fund and ABG-Shaq, LLC, and will continue to operate nine Papa Johns restaurants pursuant to a joint venture between the Company and the Shaquille O’Neal Revocable Trust.

The Company thanks Mr. O’Neal for his service to the Board over the last five years.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: February 28, 2024	/s/ Caroline Miller Oyler
Caroline Miller Oyler
Chief Legal & Risk Officer and Corporate Secretary